UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 5, 2007

NeoMagic Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-22009	77-0344424
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3250 Jay Street, Santa Clara, California		95054
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (408) 988-7020

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers, Compensatory Arrangements of Certain Officers.

On December 5, 2007, NeoMagic Corporation (the “Company”) entered into employment agreements dated December 5, 2007 with each of its Chief Operating Officer, Syed Zaidi, and its Vice President, Operations, Deepraj Puar.

The following is a brief description of the material terms of the employment agreement of Mr. Zaidi:

•	Mr. Zaidi will receive an annual base salary of $240,000 per year and will continue to have at will employment.

•

Upon a termination of Mr. Zaidi’s employment (1) by the Company other than for cause, (2) due to Mr. Zaidi’s death or disability, or (3) by Mr. Zaidi for good reason, Mr. Zaidi will receive: (1) a lump sum payment in an amount equal to six months of salary, (2) Company-paid coverage for Mr. Zaidi and his eligible dependents under the Company’s benefit plans for twelve (12) months following such termination, and (3) the right to exercise all vested and outstanding stock options and stock appreciation rights granted to Mr. Zaidi by the Company for six (6) months from the effective date of such termination.

•

Upon a termination of Mr. Zaidi’s employment in connection with a change in control by the Company other than for cause, or by Mr. Zaidi for good reason, Mr. Zaidi will receive: (1) a lump sum payment in an amount equal to twelve months of salary, (2) Company-paid coverage for Mr. Zaidi and his eligible dependents under the Company’s benefit plans for twelve (12) months following such termination, (3) all outstanding options, stock appreciation rights or other similar rights to acquire Company common stock that are not otherwise vested as of such date shall immediately vest in full, and (4) the right to exercise all vested and outstanding stock options and stock appreciation rights granted to Mr. Zaidi by the Company for six (6) months from the effective date of such termination.

•

If Mr. Zaidi resigns voluntarily, such resignation is not for good reason, and he gives the Company at least 60 days’ notice of resignation, Mr. Zaidi will receive 6 months accelerated vesting of all outstanding options, stock appreciation rights or other similar rights to acquire Company common stock that are not otherwise vested, such acceleration effective as of the 60th day after Mr. Zaidi has delivered his notice of resignation to the Company.

•

“Cause” is defined as (i) the willful failure by Mr. Zaidi to substantially perform Mr. Zaidi’s material duties under the employment agreement other than a failure resulting from the Mr. Zaidi’s Disability, (ii) Mr. Zaidi’s conviction of or plea of nolo contendere to the commission of any felony or gross misdemeanor, but only if such event significantly harms the Company’s reputation or business; (iii) any fraud, misrepresentation or gross misconduct by Mr. Zaidi that is materially injurious to the Company; (iv) a material and willful violation by Mr. Zaidi of a federal or state law or regulation applicable to the business of the Company which is materially injurious to the Company, and (v) Mr. Zaidi’s willful breach of a material provision of the employment agreement.

•

“Change in Control” is defined as (i) any “person” (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended) is or becomes the “beneficial owner” (as defined in Rule 13d-3 under said Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the total voting power represented by the Company’s then outstanding voting securities; or (ii) the date of the consummation of a merger or consolidation of the Company with any other corporation that has been approved by the stockholders of the Company, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; or (iii) the date of the consummation of the sale or disposition by the Company of all or substantially all the Company’s assets (for these purposes, a substantial sale or disposition will in no event be considered to occur unless at least sixty percent (60%) of the total gross fair market value of all of the assets of the Company are sold or disposed of).

•

“Disability” is defined as Mr. Zaidi’s inability to properly perform his duties by reason of incapacity for a period of more than ninety (90) consecutive days or one hundred eighty (180) days in any twelve-month period as the result of a mental or physical condition which, in the reasonable opinion of a medical doctor selected by the Board, can be expected to be permanent or to be of an indefinite duration and which renders Mr. Zaidi unable to carry out the job responsibilities held by, or the tasks assigned to, Mr. Zaidi immediately prior to the time the disabling condition was incurred (including, without limitation, if Mr. Zaidi is unable to travel by air for medical reasons), or which entitles Mr. Zaidi to receive disability payments under any long-term disability insurance policy which covers Mr. Zaidi.

•

“Good Reason” is defined as Mr. Zaidi’s resignation within thirty (30) days following the expiration of any Company cure period (discussed below) following the occurrence of one or more of the following, without the Mr. Zaidi’s consent: (i) the assignment to Mr. Zaidi of any duties, or the reduction of the Mr. Zaidi’s duties, either of which results in a material diminution of the Mr. Zaidi’s authority, duties, or responsibilities with the Company in effect immediately prior to such assignment, or the removal of the Mr. Zaidi from such position and responsibilities; provided, however, that a reduction in authority, duties, or responsibilities solely by virtue of a Change in Control shall not constitute “Good Reason” unless such reduction results in the removal of Mr. Zaidi from his position as Chief Operating Officer in connection with a Change of Control; (ii) a material reduction of Mr. Zaidi’s base salary (in other words, a reduction of more than ten percent of Mr. Zaidi’s base salary in any one year); (iii) a material change in the geographic location at which Mr. Zaidi must perform services (in other words, the relocation of Mr. Zaidi to a facility that is more than twenty-five (25) miles from Mr. Zaidi’s current location); (iv) the failure of the Company to obtain assumption of the employment agreement by any successor; and (v) the willful breach by the Company of a material provision of the employment agreement.

Mr. Puar’s employment agreement has the same material terms as Mr. Zaidi’s employment agreement, except that Mr. Puar will receive an annual base salary of $230,000 per year.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NeoMagic Corporation
(Registrant)

Date:	December 11, 2007	/s/ Steven P. Berry
Steven P. Berry
VP Finance and Chief Financial Officer